EXHIBIT 4.2

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                           POOLING AND TRUST AGREEMENT


                      ------------------------------------


                                     between

                             DVI RECEIVABLES CORP.,
                                  as Transferor

                                       and

                            WILMINGTON TRUST COMPANY,
                               as Owner Trustee of

                           DVI BUSINESS TRUST 1998-2,
                                     Issuer

                      ------------------------------------


                                   dated as of
                                December 1, 1998









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



                                        TABLE OF CONTENTS

                                            ARTICLE I

                                           DEFINITIONS
SECTION 1.01.   DEFINITIONS...................................................................-2-

                                            ARTICLE II

                                     ORGANIZATION OF ISSUER;
                                   CONVEYANCE OF TRUST PROPERTY
SECTION 2.01.   NAME..........................................................................-3-
SECTION 2.02.   OFFICE........................................................................-3-
SECTION 2.03.   PURPOSES AND POWERS...........................................................-3-
SECTION 2.04.   APPOINTMENT OF THE OWNER TRUSTEE..............................................-4-
SECTION 2.05.   DECLARATION OF TRUST; TAXES...................................................-4-
SECTION 2.06.   CONVEYANCE OF TRANSFERRED PROPERTY............................................-4-
SECTION 2.07.   TITLE TO TRANSFERRED PROPERTY.................................................-5-
SECTION 2.08.   CONDITIONS TO TRANSFER........................................................-5-

                                           ARTICLE III

                                  REPRESENTATIONS AND WARRANTIES
SECTION 3.01.  ORGANIZATION AND GOOD STANDING.................................................-7-
SECTION 3.02.  AUTHORIZATION..................................................................-7-
SECTION 3.03.  BINDING OBLIGATION.............................................................-7-
SECTION 3.04.  NO VIOLATION...................................................................-7-
SECTION 3.05.  NO PROCEEDINGS.................................................................-7-
SECTION 3.06.  APPROVALS......................................................................-8-
SECTION 3.07.  ABILITY TO PERFORM.............................................................-8-
SECTION 3.08.  EQUIPMENT AND CONTRACTS........................................................-8-
SECTION 3.09.  PRINCIPAL EXECUTIVE OFFICE.....................................................-8-
SECTION 3.10.  NO PRIOR ASSIGNMENTS...........................................................-9-
SECTION 3.11.  FAIR CONSIDERATION.............................................................-9-
SECTION 3.12.  NONCONSOLIDATION...............................................................-9-
SECTION 3.13.  ORDINARY COURSE; NO INSOLVENCY................................................-10-
SECTION 3.14.  ASSETS AND LIABILITIES........................................................-10-
SECTION 3.15.  VALID TRANSFER................................................................-10-
SECTION 3.16.  ABILITY TO PAY DEBTS..........................................................-10-
SECTION 3.17.  BULK TRANSFER PROVISIONS......................................................-10-
SECTION 3.18.  TRANSFER TAXES................................................................-10-
SECTION 3.19.   REPRESENTATIONS AND WARRANTIES OF THE BANK...................................-11-



                                                i




                                            ARTICLE IV

                  COVENANTS OF THE TRANSFEROR, THE ISSUER AND THE OWNER TRUSTEE


SECTION 4.01.   COVENANTS OF THE TRANSFEROR..................................................-13-
SECTION 4.02.   NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR................................-14-
SECTION 4.03.   NO PETITION AGAINST TRANSFEROR OR ISSUER.....................................-14-

                                            ARTICLE V

                                RIGHTS OF TRANSFEROR IN THE ISSUER
SECTION 5.01.   RIGHTS OF TRANSFEROR.........................................................-15-
SECTION 5.02.   TRANSFERS OF BENEFICIAL INTEREST IN ISSUER...................................-15-

                                            ARTICLE VI

                                     CONCERNING THE SERVICER
SECTION 6.01.   SERVICING DUTIES.............................................................-16-
SECTION 6.02.   ADMINISTRATIVE DUTIES........................................................-16-

                                           ARTICLE VII

                                    SUBSTITUTION OF CONTRACTS
SECTION 7.01.  SUBSTITUTION..................................................................-19-
SECTION 7.02.   NOTICE OF SUBSTITUTION.......................................................-19-
SECTION 7.03.   CONTRIBUTOR'S AND TRANSFEROR'S SUBSEQUENT OBLIGATIONS........................-19-
SECTION 7.04.   WARRANTY AND REPURCHASES.....................................................-19-

                                           ARTICLE VIII

                            AUTHORITY AND DUTIES OF THE OWNER TRUSTEE
SECTION 8.01.   GENERAL AUTHORITY............................................................-20-
SECTION 8.02.   SPECIFIC AUTHORITY...........................................................-20-
SECTION 8.03.   PLEDGE OF TRUST PROPERTY.....................................................-20-
SECTION 8.04.   SIGNATURE OF RETURNS.........................................................-20-
SECTION 8.05.   RIGHT TO RECEIVE AND RELY UPON INSTRUCTIONS..................................-20-
SECTION 8.06.   NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS...........-22-
SECTION 8.07.   NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS...................-22-
SECTION 8.08.   RESTRICTIONS ON ACTION.......................................................-22-
SECTION 8.09.   NO IMPAIRING INTERESTS OR VALUE..............................................-22-

                                            ARTICLE IX

                                   CONCERNING THE OWNER TRUSTEE
SECTION 9.01.   ACCEPTANCE OF TRUSTS AND DUTIES..............................................-23-
SECTION 9.02.   FURNISHING OF DOCUMENTS......................................................-24-


                                                ii

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SECTION 9.03.   RELIANCE; ADVICE OF COUNSEL..................................................-24-
SECTION 9.04.   NOT ACTING IN INDIVIDUAL CAPACITY............................................-24-


                                            ARTICLE X

                        COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE
 SECTION 10.01.   FEES AND EXPENSES OF OWNER TRUSTEE..........................................-26-
 SECTION 10.02.   RESERVED....................................................................-26-
 SECTION 10.03.   INDEMNIFICATION.............................................................-26-

                                            ARTICLE XI

                                       TERMINATION OF TRUST
 SECTION 11.01.   TERMINATION OF TRUST........................................................-27-
 SECTION 11.02.   NATURE OF INTEREST IN TRANSFERRED PROPERTY..................................-27-

                                           ARTICLE XII

                           SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES
 SECTION 12.01.   RESIGNATION, DISCHARGE OR REMOVAL OF AN OWNER TRUSTEE; SUCCESSOR............-28-
 SECTION 12.02.   APPOINTMENT OF ADDITIONAL OWNER TRUSTEES....................................-29-
 SECTION 12.03.   ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE..................................-31-

                                           ARTICLE XIII

                                     MISCELLANEOUS PROVISIONS
 SECTION 13.01.   AMENDMENT...................................................................-32-
 SECTION 13.02.   COUNTERPARTS................................................................-32-
 SECTION 13.03.   GOVERNING LAW...............................................................-33-
 SECTION 13.04.   NOTICES.....................................................................-33-
 SECTION 13.05.   SEVERABILITY OF PROVISIONS..................................................-33-
 SECTION 13.06.   ASSIGNMENT..................................................................-33-
 SECTION 13.07.   BINDING EFFECT..............................................................-33-
 SECTION 13.08.   SURVIVAL OF AGREEMENT.......................................................-34-
 SECTION 13.09.   CAPTIONS....................................................................-34-
 SECTION 13.10.   EXHIBITS....................................................................-34-
 SECTION 13.11.   INTEGRATION.................................................................-34-
 SECTION 13.12.   GENERAL INTERPRETIVE PRINCIPLES.............................................-34-
 SECTION 13.13.   THIRD PARTY BENEFICIARIES...................................................-35-
 SECTION 13.14.  CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE........................-35-
 SECTION 13.15.   WAIVER OF JURY TRIAL........................................................-35-
 SECTION 13.16.   COSTS AND EXPENSES..........................................................-35-


                                       iii

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EXHIBIT A - Subsequent Contract Transfer Form
EXHIBIT B - Form of Officer's Certificate
EXHIBIT C - Form of Re-assignment


                                       iv

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                           POOLING AND TRUST AGREEMENT

                  THIS POOLING AND TRUST AGREEMENT, dated as of December 1, 1998 (this "AGREEMENT"), is entered by and among DVI RECEIVABLES CORP. (the "TRANSFEROR"), a Delaware corporation with its principal office located at 500 Hyde Park, Doylestown, Pennsylvania 19801 and WILMINGTON TRUST COMPANY, a Delaware banking corporation, with its principal office located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 (herein referred to in its individual capacity and not as Owner Trustee, as the "BANK", and hereinafter referred to not in its individual capacity but solely as Owner Trustee, as the "OWNER TRUSTEE").

                               W I T N E S E T H:

                  WHEREAS, the Transferor and the Owner Trustee have formed the Issuer as a trust in accordance with the Trust Statute;

                  WHEREAS, the Transferor and the Owner Trustee intend that this Agreement incorporate and supersede all prior agreements relating to the formation of the trust and constitute the "governing instrument" of such trust;

                  WHEREAS, DVI Financial Services Inc. (the "SELLER") contributed to the Transferor all of its right, title and interest in, to and under the Contributed Property, in accordance with the terms of the Contribution and Servicing Agreement (the "CONTRIBUTION AND SERVICING AGREEMENT"), dated as of the date hereof, among the Seller and the Transferor;

                  WHEREAS, the Transferor desires to transfer, contribute and assign all of its right, title and interest in, to and under the Contributed Property and certain additional property to the Issuer, in exchange for 100% of the beneficial ownership of the Issuer, upon the terms and conditions hereinafter set forth; and

                  WHEREAS, it is contemplated that following such transfer, contribution and assignment, the Issuer will pledge the Trust Property to the Trustee, as security for the payment of Notes to be issued pursuant to the Indenture (the "INDENTURE"), dated as of December 1, 1998, between the Issuer and U.S. Bank Trust National Association, as indenture trustee (the "TRUSTEE"); and

                  WHEREAS, the Issuer will pledge and assign to the Trustee, for the benefit of the Noteholders, its rights under this Agreement, and the Transferor agrees that all representations, warranties, covenants and agreements made by the Transferor herein shall be for the benefit of the Issuer, the Trustee and the Noteholders;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Indenture. Capitalized terms used in this Agreement not otherwise defined in the Indenture shall have the respective meanings assigned to such terms in this Agreement.

                                   ARTICLE II

                             ORGANIZATION OF ISSUER;
                          CONVEYANCE OF TRUST PROPERTY

                  SECTION 2.01. NAME. The name of the trust created hereby shall be DVI Business Trust 1998-2, in which name the Owner Trustee may conduct the business and affairs of the trust, enter into contracts on behalf of the trust and sue and be sued on behalf of the trust. The trust created hereunder may also be referred to as the Issuer. The trust created hereby shall be a trust created pursuant to the Trust Statute. This Agreement incorporates and supersedes all prior agreements relating to the formation of the trust and constitutes the "governing instrument" of such trust.

                  SECTION 2.02. OFFICE. The office of the Issuer shall be in care of the Owner Trustee at the address set forth in Section 13.04, or at such other address as the Owner Trustee may designate by notice to the Transferor, the Contributor, the Servicer and the Trustee.

                  SECTION 2.03. PURPOSES AND POWERS. (a) The purpose of the Issuer is to engage in the following activities:

                           (i) to issue, transfer and exchange the Notes
                  pursuant to the Indenture, to sell the Notes pursuant to the Underwriting Agreement (or, with respect to any Notes not sold thereby, pursuant to one or more Note Purchase Agreements) and to make payments or cause payments to be made on the Notes;

                           (ii) to acquire the Transferred Property;

                           (iii) to hold and manage the Transferred Property;

                           (iv) to assign, grant, transfer, pledge, mortgage or
                  convey the Trust Property to the Trustee pursuant to the Indenture;

                           (v) to enter into, perform its obligations under, and
                  perform any other activities contemplated by, this Agreement, the Indenture, the Underwriting Agreement and any Note Purchase Agreements; and

                           (vi) to engage only in those activities, including
                  the entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, subject to the explicit terms of this Agreement.

The Issuer is hereby authorized to engage in the foregoing activities, and is authorized and directed to execute and enter into the aforementioned agreements and any documents necessary or incidental in connection therewith. The Issuer shall not engage in any activities other than in connection with, or relating to, the foregoing and other than those required or authorized by the terms of this

Agreement, the Indenture, the Underwriting Agreement and the Note Purchase Agreements, except as are incidental to and necessary to accomplish such activities.

                  (b)      The Issuer shall always be a Special Purpose Entity.

                  The Owner Trustee shall not knowingly take any action in contravention with any of the foregoing. The Transferor agrees not to instruct the Owner Trustee to take any action that would violate the terms of this
Section 2.03.

                  SECTION 2.04. APPOINTMENT OF THE OWNER TRUSTEE. The Transferor hereby appoints the Bank as Owner Trustee of the Issuer, effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Trust Statute and, in connection with the filing of the certificate of trust in accordance with Section 3801 of the Trust Statute (the "CERTIFICATE OF TRUST"), with respect to accomplishing the purposes of the trust created hereunder. The Bank hereby accepts such appointment subject to the terms and conditions of this Agreement.

                  SECTION 2.05. DECLARATION OF TRUST; TAXES. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Transferor and the Noteholders. It is the intention of the parties hereto that the Issuer constitute a trust under the Trust Statute and that this Agreement constitute the governing instrument of the trust, and it is acknowledged that the Owner Trustee has caused the filing of the Certificate of Trust with the Secretary of State of the State of Delaware (the "Secretary of State"). It is the intention of the parties hereto that the Issuer shall not be treated as an association taxable as a corporation for federal income tax purposes, and each party hereto agrees not to take any action that would be inconsistent with that intention. The parties agree that, unless otherwise required by the Internal Revenue Service, on the Closing Date, the Issuer will be disregarded as a separate entity for federal income tax purposes. In the event the Issuer is subsequently treated as a partnership for federal income tax purposes, the Owner Trustee agrees to file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as a partnership.

                  SECTION 2.06.   CONVEYANCE OF TRANSFERRED PROPERTY.

                  (a) CONVEYANCE. Upon the terms and conditions herein set forth, in consideration of the issuance of 100% of the beneficial interest of the Issuer to the Transferor and for other good and valuable consideration, the Transferor hereby transfers, assigns and contributes to the Issuer on the Closing Date and in the case of any Substitute Contracts, the related Substitution Date, without recourse except as set forth herein, all of the Transferor's right, title and interest in, to and under the Transferred Property on the Closing Date and as set forth on any SCTF (as defined in Section 3.02). All funds received by the Transferor on or in connection with the Transferred Property that are payable on and after the applicable Cut-off Date shall be received, held and applied by the Transferor in trust for the benefit of the Issuer as owner of the Contracts.

                  (b) After giving effect to such transfer, assignment and contribution, the ownership of each such Contract transferred on the related Contribution Date shall be vested in the

Issuer. Pursuant to the terms of the Indenture, the Contract Files and any other documents relating to each Contract shall be held in trust by the Trustee for the benefit of the Noteholders. The Transferor agrees to take no action inconsistent with the Issuer's ownership of any Contract, to promptly indicate to all parties with a valid interest inquiring as to the true ownership of each Contract, that each Contract has been transferred, assigned and contributed to the Issuer and to claim no ownership interest in any such Contracts and the other Transferred Property.

                  (c) SUBSTITUTE CONTRACTS. In consideration for the transfer by the Issuer to the Transferor of any Predecessor Contract transferred to the Transferor by the Issuer in accordance with the terms and conditions of Article 7 hereof, the Transferor shall transfer to the Issuer on the Substitution Date related thereto, and the Issuer shall accept, a Substitute Contract, PROVIDED that such Substitute Contract is in accordance with the terms and conditions of the Contribution and Servicing Agreement.

                  SECTION 2.07. TITLE TO TRANSFERRED PROPERTY. (a) Legal title to all of the Transferred Property shall be vested in the name of the Issuer as a separate legal entity, except where the laws of any jurisdiction where the Trust Property may be located requires the property to be vested in the name of a trustee in which case such property shall be vested in the Owner Trustee or a co-trustee.

                  (b) The Issuer and the Transferor hereby confirm that the transactions contemplated in this Agreement are intended as contributions and sales rather than as loan transactions. In the event, for any reason, and solely in such event, any transaction hereunder is construed by any court or regulatory authority of competent jurisdiction as a loan or other than a contribution and sale of any or all Transferred Property, then the Transferor shall be deemed to have hereby pledged to the Issuer as security for the performance by the Transferor of all of its obligations from time to time arising hereunder and with respect to any and all purchases effected pursuant hereto, and shall be deemed to have granted to the Issuer a first priority perfected security interest in, all of the Transferred Property. In furtherance of the foregoing,
(i) this Agreement shall constitute a security agreement, (ii) the Trustee shall be deemed to be a bailee for purposes of perfection of the security interest granted to Issuer, (iii) Issuer shall have all of the rights of a secured party with respect to the Transferred Property pursuant to applicable law and (iv) in the manner consistent with the Indenture, the Transferor shall execute all documents, including, but not limited to, UCC financing statements, to effectively perfect and evidence Issuer's first priority security interest in the Transferred Property (and the assignment of such security interest to the Trustee). The Transferor also covenants not to pledge, assign or grant any security interest to any other party in any of the Transferred Property. The consideration received and to be received by the Transferor in exchange for the assignment, transfer and contribution of the Transferred Property is intended to be fair consideration having value equivalent to or in excess of the value of the assets being transferred by the Transferor.

                  SECTION 2.08. CONDITIONS TO TRANSFER. The Transferor shall not assign, transfer or contribute any Contracts on the Closing Date or Substitution Date unless the Transferor, on such date, shall have executed, if applicable, and delivered to the Issuer, the following:

                  (a) an Officer's Certificate from Transferor to the effect that, on the Closing Date or Substitution Date, as applicable (after giving effect to the sale of the Substitute Contracts on such date), all representations and warranties of the Transferor contained herein shall be true and correct in all respects, with respect to each Contract individually and all Contracts in the aggregate, with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date).

                  (b) an Officer's Certificate from the Contributor to the effect that, on the Closing Date or Substitution Date, as applicable (after giving effect to the sale of Substitute Contracts on such date), all representations and warranties of the Contributor contained in Section 2 of the Contribution and Servicing Agreement shall be true and correct in all respects, with respect to each Contract individually and all Contracts in the aggregate as stated therein, with the same force and effect as though such representations and warranties had been made on the Closing Date or Substitution Date (unless such representations and warranties specifically relate to an earlier date).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Transferor hereby makes the following representations and warranties for the benefit of the Issuer, the Owner Trustee, the Trustee and the Noteholders on which the Issuer relies in acquiring the Transferred Property and the Trustee and Noteholder rely in participating in the Note financing for the Issuer pursuant to the Indenture. Such representations and warranties are and will be true and correct on the Closing Date and on each Substitution Date, (unless an earlier date is specified therein) and shall survive each contribution, transfer and assignment to the Issuer of the Transferred Property and the subsequent pledge thereof by the Issuer pursuant to the Indenture.

                  SECTION 3.01. ORGANIZATION AND GOOD STANDING. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 3.02. AUTHORIZATION. Transferor has all requisite power and authority and all necessary licenses and permits to enter into and perform its obligations under this Agreement and each Subsequent Contract Transfer Form, in the form substantially similar to Exhibit A hereto (each, a "SCTF") and the transactions contemplated hereby, and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferor by all necessary corporate action.

                  SECTION 3.03. BINDING OBLIGATION. This Agreement and each SCTF has been duly and validly executed and delivered by the Transferor and constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and equitable principals (whether considered in a proceeding at law or in equity).

                  SECTION 3.04. NO VIOLATION. The consummation of the transactions contemplated by this Agreement and each SCTF and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or bylaws of the Transferor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than this Agreement, or violate any law, or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties.

                  SECTION 3.05. NO PROCEEDINGS. The Transferor is not subject to any injunction, writ, action, suit, restraining order or other order of any nature, and there are no actions, suits, proceedings or investigations to which the Transferor is a party pending or, to the knowledge of the Transferor, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of any of this Agreement or any SCTF, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any SCTF or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or any SCTF.

                  SECTION 3.06. APPROVALS. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of, and compliance with the terms of, this Agreement and each SCTF, have been or will be taken or obtained on or prior to the related Contribution Date.

                  SECTION 3.07. ABILITY TO PERFORM. The Transferor has the ability to perform all of its obligations under this Agreement, each SCTF and the Contribution and Servicing Agreement.

                  SECTION 3.08. EQUIPMENT AND CONTRACTS. With respect to each Contract, the Transferor hereby represents and warrants to the Issuer, as of each Contribution Date or Substitution Date, as the case may be, that:

                  (a) The transfer to the Issuer of the Transferor's interest in such Contract(s) transferred on such date and the grant or assignment of the Transferor's security interest in the Equipment related thereto pursuant to
Section 2.06 and 2.07 hereof constitutes a valid transfer of all of Transferor's right, title and interest in such Transferred Property or a grant of a first-priority perfected security interest therein from the Transferor in favor of the Issuer, free and clear of any and all claims, charges, liens or security interests created by the Transferor or any of its affiliates.

                  (b) The Transferor did not, in the exercise of its interest in any such Transferred Property, waive, discharge, release or otherwise permit any modification thereto not in effect or agreed to at the time the Transferor acquired its interest therein.

                  (c) Notwithstanding the foregoing clauses (a) and (b), the Transferor makes no representation or warranty with respect to claims, charges, liens or security interests created, or waivers, discharges, releases or modifications made, by the Contributor.

                  The representations and warranties described in this Section
3.08 shall survive the conveyance of the Transferred Property to the Issuer.

                  SECTION 3.09. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Transferor is located at 500 Hyde Park, Doylestown, PA 18901, and has been so located for at least four months immediately preceding the Closing Date. The Transferor has no trade names, fictitious names, assumed names or "doing business as" names. If (i) any change in either the Transferor's name, structure or the location of its principal place of business or chief executive office occurs, then the Transferor shall deliver thirty (30) days' prior written notice of such change or relocation to the Issuer and the Trustee and (ii) if the Transferor becomes aware of the change in location of any Equipment, then, no later than sixty (60) days after the effective date of such change or relocation, shall file such amendments or statements as may be required to preserve and protect the Issuer's and the Trustee's interest in the Contracts, the Equipment and the other Transferred Property. The

Transferor shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to Section
1.03 of the Contribution and Servicing Agreement and not paid by the Contributor.

                  SECTION 3.10. NO PRIOR ASSIGNMENTS. The Transferor has not pledged, assigned or encumbered or terminated, in whole or in part, any of the Transferred Property.

                  SECTION 3.11. FAIR CONSIDERATION. The consideration received by the Transferor in connection with the contribution and sale of the Transferred Property constitutes reasonably equivalent value and fair consideration for the Transferred Property.

                  SECTION 3.12. NONCONSOLIDATION. The Transferor is operated in such a manner that it would not be substantively consolidated with DVI, such that the separate existence of the Transferor and DVI would not be disregarded in the event of a bankruptcy or insolvency of the Transferor or DVI, and in such regard, among other things:

                  (a) the Transferor is not involved in the day to day management of DVI;

                  (b) the Transferor maintains separate corporate records and books of account from DVI and otherwise observes corporate formalities and has a separate business office from DVI (which may be at the same address as DVI PROVIDED that the Transferor and DVI have entered into a written agreement specifying a reasonable allocation of expenses with respect to overhead and other shared costs with respect to such premises or a lease agreement);

                  (c) the financial statements and books and records of the Transferor prepared after the date of creation of DVI reflect and will reflect the separate existence of DVI;

                  (d) the Transferor maintains its assets separately from the assets of DVI (including through the maintenance of a separate bank account), the Transferor's funds and assets, and records relating thereto, have not been and are not commingled with those of DVI and the separate creditors of DVI will be entitled to be satisfied out of DVI's assets prior to any value in DVI becoming available to DVI's equityholders or the Transferor's creditors;

                  (e) all business correspondence of the Transferor and other communications are conducted in the Transferor's own name and on its own stationery;

                  (f) DVI does not act as an agent of the Transferor in any capacity and the Transferor does not act as agent for DVI, but instead presents itself to the public as a corporation separate from DVI; PROVIDED that DVI is the Servicer under the Contribution and Servicing Agreement;

                  (g) the Transferor will cause its accounting records to be clearly and unambiguously marked to show that each Contract transferred to the Issuer has been transferred by the Transferor to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders; and

                  (h) the Transferor will at all times maintain two Independent Directors (as such term is defined in the certificate of incorporation of the Transferor).

                  SECTION 3.13. ORDINARY COURSE; NO INSOLVENCY. The transactions contemplated by this Agreement are being consummated by the Transferor and the Issuer, respectively, in furtherance of the Transferor's ordinary business purposes and constitute a practical and reasonable course of action by the Transferor designed to improve the financial position of the Transferor with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither as a result of the transactions contemplated by this Agreement, nor immediately before or after such transactions, will the Transferor be insolvent, and the Transferor has adequate capital for the conduct of its business and the payment of anticipated obligations.

                  SECTION 3.14.  ASSETS AND LIABILITIES.

                  (a) Both immediately before and after the assignment, transfer and contribution of Contracts (including the right to receive all payments due or to become due thereunder) and the other Transferred Property, the present fair salable value of the Transferor's assets will be in excess of the amount that will be required to pay the Transferor's probable liabilities as they then exist and as they become absolute and matured.

                  (b) Both immediately before and after the assignment and transfer of Contracts and the other Transferred Property, the sum of the Transferor's assets will be greater than the sum of the Transferor's debts, valuing the Transferor's assets at a fair salable value.

                  SECTION 3.15. VALID TRANSFER. This Agreement effects a valid assignment, transfer and contribution of the Transferor's interest in the Transferred Property, enforceable against creditors of the Transferor.

                  SECTION 3.16. ABILITY TO PAY DEBTS. Neither as a result of the transactions contemplated by this Agreement nor otherwise does the Transferor believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or by-laws. The Transferor's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

                  SECTION 3.17. BULK TRANSFER PROVISIONS. No transfer, assignment or conveyance of Contracts or the other Transferred Property by the Transferor to the Issuer contemplated by this Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  SECTION 3.18. TRANSFER TAXES. No transfer, assignment or conveyance of Transferred Property contemplated by this Agreement is subject to or will result in any tax, fee or governmental charge payable by the Transferor or the Issuer to any federal, state or local government ("TRANSFER TAXES"). In the event that the Transferor or the Issuer receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of any Transferred Property, on written demand by the Issuer, or upon the Transferor otherwise being given notice thereof, the

Transferor shall pay, and otherwise indemnify and hold the Issuer, the Trustee and the holders of the Notes harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that neither the holders of the Notes nor the Trustee shall have any obligation to pay such Transfer Taxes).

                  SECTION 3.19. REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank hereby makes the following representations and warranties on which the Transferor relies in contributing, assigning and transferring the Transferred Property and on which the Noteholders are relying in purchasing the Notes. Such representations and warranties are made as of the Closing Date, but shall survive each contribution, assignment and transfer of the respective Transferred Property to the Issuer and its successors and assigns:

                           (i) ORGANIZATION. The Bank is a banking corporation
                  duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                           (ii) AUTHORIZATION. EXECUTION AND DELIVERY. The Bank
                  has all requisite corporate power, authority and legal right to act as Owner Trustee under this Agreement and has full trust powers to enter into and perform the obligations of the Owner Trustee under this Agreement and such actions do not contravene its certificate of incorporation or by-laws. The Bank has duly authorized, executed and delivered this Agreement.

                           (iii) BINDING OBLIGATION. This Agreement, assuming
                  due authorization, execution and delivery by the Transferor, constitutes a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity;

                           (iv) NO VIOLATIONS. The execution, delivery and
                  performance by the Bank of this Agreement shall not violate any provision of any Delaware or federal law or regulation governing the banking or trust powers of the Bank or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Bank or-any of its assets;

                           (v) NO LIENS. The Transferred Property is free of any
                  Lien attributable to the Bank in its individual capacity and unrelated to the performance of its duties as Owner Trustee, except for the rights of the parties to this Agreement, the Indenture and the transactions contemplated hereby and thereby;

                           (vi) NO PROCEEDINGS. There are no Proceedings or
                  investigations to which the Bank is a party pending or, to the knowledge of the Bank, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, this Agreement; and

                           (vii) PLACE OF BUSINESS. The Bank's principal place
                  of business and chief executive office is at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001.

                                   ARTICLE IV

          COVENANTS OF THE TRANSFEROR, THE ISSUER AND THE OWNER TRUSTEE

                  SECTION 4.01. COVENANTS OF THE TRANSFEROR. The Transferor hereby covenants and agrees with the Issuer as follows:

                  (a) BOOKS AND RECORDS. The Transferor will clearly mark its books and records to reflect each contribution, assignment and transfer to the Issuer of all Transferred Property and to show that the Issuer owns the Transferred Property absolutely.

                  (b) PRESERVATION OF OFFICE. The Transferor will give the Issuer and the Trustee prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement.

                  (c) LIENS. The Transferor shall defend the right, title and interest of the Issuer in the Transferred Property against all claims of third parties claiming through or under the Transferor (excluding claims arising from actions of the Contributor, in its capacity as Servicer under the Contribution and Servicing Agreement, or any agent of DVI as such Servicer).

                  (d) NO BANKRUPTCY PETITION AGAINST THE ISSUER. The Transferor covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Issuer or itself, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 4.01(d) shall survive the termination of this Agreement.

                  (e)      PROTECTION OF RIGHT, TITLE AND INTEREST.

                           (i) The Transferor shall not change its name,
                  identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by the Contributor in accordance with Section 1.01(d) of the Contribution and Servicing Agreement seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Issuer at least thirty (30) days' prior written notice thereof and shall promptly file appropriate amendments to all previously filed UCC financing statements or continuation statements.

                           (ii) If at any time the Transferor shall propose to
                  sell, grant a security interest in, or otherwise transfer any interest in the Contracts to any prospective lender, or other transferee, the Transferor shall give to such prospective lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract have been sold to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

                           (iii) The Transferor shall deliver to the Issuer, the
                  Rating Agencies and the Trustee promptly after the execution and delivery of any amendment hereto that, in the reasonably commercial judgment of the Trustee, is reasonably likely to have a material effect upon the Trustee's interests in the Trust Property, an opinion of counsel either (i) stating that, in the opinion of such counsel, all UCC financing statements and continuation statements necessary to preserve and protect fully the interest of the Transferor, the Issuer and the Trustee in the Trust Property have been filed or, with respect to the Equipment, are required to be filed within thirty (30) days following the related Contribution Date, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                  (f) In accordance with the directions of the Issuer or the Owner Trustee, the Transferor shall administer, perform or supervise the performance of activities in connection with the Trust Property as are not covered by any of the provisions set forth in Section 6.02(b) and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Transferor.

                  (g) The Transferor shall not amend its certificate of incorporation without the prior written consent of the Rating Agencies.

                  (h) The Transferor shall not issue any securities or cause any Person of which it is the sole shareholder or economic owner to issue any securities (other than the Notes, the Class F Instruments and any securities issued prior to the Closing Date) unless it shall have received from the Rating Agencies a written confirmation that the issuance of such securities will not result in a Ratings Effect with respect to any class of Notes.

                  SECTION 4.02. NO BANKRUPTCY PETITION AGAINST THE TRANSFEROR. The Issuer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Transferor or itself, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 4.02 shall survive the termination of this Agreement.

                  SECTION 4.03. NO PETITION AGAINST TRANSFEROR OR ISSUER. The Owner Trustee hereby covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against, or join any other Person in instituting against, either the Transferor or the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law. This Section 4.03 shall survive the termination of this Agreement.

                                    ARTICLE V

                       RIGHTS OF TRANSFEROR IN THE ISSUER

                  SECTION 5.01. RIGHTS OF TRANSFEROR. In addition to its rights under the Transaction Documents, the Transferor shall be entitled to all rights provided to it under the Trust Statute. No certificate or other written instrument shall be necessary to evidence the beneficial ownership interest of the Transferor in the Issuer.

                  SECTION 5.02. TRANSFERS OF BENEFICIAL INTEREST IN ISSUER. (a) Notwithstanding anything to the contrary in any other Transaction Document, the Transferor shall not sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "TRANSFER" or a "TRANSFER") its beneficial interest in Issuer, although it may transfer its right to distributions in respect thereof in connection with a pledge of such right to distributions.

                  (b) Any purported Transfer of the Transferor's beneficial interest in Issuer shall be null and void and of no effect whatsoever.

                                   ARTICLE VI

                             CONCERNING THE SERVICER

                  SECTION 6.01. SERVICING DUTIES. Pursuant to the Contribution and Servicing Agreement, the Servicer has agreed to act as Servicer thereunder in accordance with the provisions thereof, including, without limitation, provisions relating to servicing the Contributed Property and its resignation, liability and removal as Servicer.

                  SECTION 6.02.   ADMINISTRATIVE DUTIES.

                  (a) DUTIES WITH RESPECT TO THE INDENTURE. The Issuer hereby appoints the Servicer to act, and the Servicer hereby agrees to act, as an administrative agent of the Issuer to perform all of the administrative duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the administrative duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's administrative duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, accounting and other reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that it is the administrative duty of the Issuer to take pursuant to the Indenture.

                  (b)     DUTIES WITH RESPECT TO THE ISSUER.

                          (i) In addition to the duties of the Servicer set
                  forth in the Transaction Documents to which it is a party, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, accounting and other reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the administrative duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents to which the Issuer is a party; PROVIDED, HOWEVER, that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable the Transferor to prepare its federal and state income tax returns.

                          (ii) Notwithstanding anything in this Agreement or any
                  of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to Noteholder as contemplated under the Indenture. Any such notice shall be writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trustee pursuant to such provision.

                          (iii) In carrying out the foregoing duties or any of
                  its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

                  (c) TAX MATTERS. The Servicer shall prepare and file, on behalf of the Transferor all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Transferor.

                  (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                          (A) the amendment of or any supplement to the
                  Indenture;

                          (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Contracts);

                          (C) the amendment, change or modification of this
                  Agreement or any of the Transaction Documents;

                          (D) the appointment of successor Note Registrars and
                  successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar or Trustee of its obligations under the Indenture; and

                          (E) the removal of the Trustee.

                  (e) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Transaction Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders under the Transaction Documents, (2) take any other action that the Issuer directs the Servicer not to take on its behalf or (3) in connection with its duties hereunder assume any indemnification obligation of any other Person.

                  (f) No successor Servicer shall be responsible for any obligations or duties of the Servicer set forth under this Section 6.01; provided, however, that in the event DVI is no longer Servicer, DVI shall be responsible for any obligations or duties of the Servicer set forth under this
Section 6.01.

                  (g) RECORDS. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

                  (h) ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Trust Property as the Issuer shall reasonably request.

                                   ARTICLE VII

                            SUBSTITUTION OF CONTRACTS

                  SECTION 7.01. SUBSTITUTION. In the event that the Contributor contributes and assigns a Substitute Contract to the Transferor pursuant to
Section 5.03 or Section 7.01 of the Contribution and Servicing Agreement, the Transferor hereby agrees to contribute, transfer and assign any such Substitute Contract and any security interest in the related Equipment to the Issuer. In addition, the Issuer and the Transferor hereby agree to take any action to facilitate the transfer to the Contributor of any Predecessor Contract, including (i) delivery to the Transferor by the Issuer of an instrument, substantially in the form of Exhibit C hereto, transferring to the Transferor, without representation or warranty, all of the Issuer's right, title and interest in and to the Predecessor Contract, (ii) delivery to the Contributor by the Transferor of an instrument, substantially in the form of Exhibit E of the Contribution and Servicing Agreement, transferring to the Contributor, without representation or warranty, all of the Transferor's right, title and interest in and to the Predecessor Contract, (iii) delivery to the Trustee of the original, manually executed counterpart of each Contract that constitutes "chattel paper" or an "instrument" under the UCC as appropriate for the purposes of perfecting a security interest under the UCC, and (iv) delivery to the Trustee of an amendment to the Contract Schedule, reflecting the deletion of the Predecessor Contract and the addition of the Substitute Contract.

                  SECTION 7.02. NOTICE OF SUBSTITUTION. Pursuant to the Contribution and Servicing Agreement, in the Monthly Servicer Report to be delivered on each Determination Date, the Servicer shall give written notice to the Trustee, the Issuer and the Transferor of each substitution of Contracts pursuant to Section 7.01 hereof during the preceding Collection Period. Such Monthly Servicer Report or other written notice shall (i) specify the amount of each periodic Contract Payment under the Predecessor Contract and the amount of each periodic Contract Payment under each Substitute Contract, (ii) specify the residual values of the Equipment subject to the Predecessor Contract and the Equipment subject to the Substitute Contract, (iii) specify the Discounted Contract Balance of the Predecessor Contracts, the Discounted Contract Balance of the Substitute Contracts, and any amounts to be deposited in the Collection Account in connection with such Substitute Contracts and (iv) with respect to a substitution pursuant to Section 7.01 hereof, be accompanied by an Officer's Certificate of the Transferor, substantially in the form of Exhibit B hereto, certifying as to compliance with the provisions of Section 7.01 hereof.

                  SECTION 7.03. CONTRIBUTOR'S AND TRANSFEROR'S SUBSEQUENT OBLIGATIONS. Upon any substitution of Contracts in accordance with the provisions of this Article VII, the Contributor's and the Transferor's obligations hereunder with respect to the Predecessor Contract shall cease but the Contributor and the Transferor shall each thereafter have the same obligations with respect to the Substitute Contract substituted as it has with respect to all other Contracts subject to the terms hereof.

                  SECTION 7.04. WARRANTY AND REPURCHASES. The Transferor hereby conveys to the Issuer its rights and interests granted pursuant to Section 5.03 and Section 4.02(b) of the Contribution and Servicing Agreement.

                                  ARTICLE VIII

                    AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

                  SECTION 8.01. GENERAL AUTHORITY. The Owner Trustee is authorized to take all actions required or permitted to be taken by the Owner Trustee pursuant to the terms of this Agreement. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Transferred Property pursuant to the terms of this Agreement.

                  SECTION 8.02. SPECIFIC AUTHORITY. The Owner Trustee is authorized, empowered and directed to:

                  (a) take such action as Transferor shall require in a written direction delivered to the Owner Trustee; and

                  (b) take whatever other action shall be required to be taken by the Owner Trustee by the express terms, and subject to the terms, of this Agreement.

                  SECTION 8.03. PLEDGE OF TRUST PROPERTY. (a) On the Closing Date, the Owner Trustee, on behalf of the Issuer, is hereby authorized, empowered and directed to execute and deliver such documents and instruments and take such other actions to cause the Issuer to grant, assign, transfer, pledge, mortgage, convey and deliver the Trust Property to the Trustee under the Indenture.

                  (b) Except as otherwise provided herein, the Owner Trustee is hereby authorized, empowered and directed to execute and deliver to the Trustee any notice, instrument, document, agreement or other papers that the Servicer, any subservicer or the Owner Trustee has determined to be necessary or desirable in order to enable the Trustee to preserve, perfect, substantiate, continue, validate or realize upon (in accordance with this Agreement and the Indenture) the lien of the Indenture.

                  SECTION 8.04. SIGNATURE OF RETURNS. The Owner Trustee shall sign on behalf of the Issuer the tax returns and other periodic filings, if any, required to be filed by the Issuer, unless applicable law requires the Transferor to sign such documents, in which case the Transferor shall sign such document.

                  SECTION 8.05. RIGHT TO RECEIVE AND RELY UPON INSTRUCTIONS. (a) Subject to the restrictions set forth in Section 8.08 hereof, the Owner Trustee shall take such action or shall refrain from taking such action under this Agreement as it shall be directed in writing pursuant to an express provision of this Agreement or as it shall be directed by the Transferor PROVIDED that such direction shall not be inconsistent with the terms of this Agreement. The Transferor agrees that no direction given by it shall be inconsistent with the terms of this Agreement.

                  Without limiting the generality of the foregoing, the Owner Trustee shall take no action in connection with non-ministerial matters (including, but not limited to, the following) unless it receives written approval from the Transferor:

                          (i) the satisfaction and discharge of the Indenture or
                  exercise of the Issuer's option to prepay the Notes in accordance with Article X of the Indenture;

                          (ii) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any claim or lawsuit brought by or against the Issuer;

                          (iii) the appointment of successor registrars or
                  successor Trustees pursuant to the Indenture;

                          (iv) the decision to remove the Note Registrar or the
                  Trustee pursuant to the Indenture;

                          (v) the amendment, change or modification of this
                  Agreement, the Indenture, the Underwriting Agreement, any Note Purchase Agreement and any other agreement to which the Issuer is a party;

                          (vi) the employment of and direction of any actions of
                  a co-trustee or separate trustee pursuant to Section 12.02 hereof;

                          (vii) the designation of successor Rating Agencies;

                          (viii) the request for release from a Lien;

                          (ix) the adoption of a plan of liquidation of the
                  Issuer;

                          (x) the preparation and filing of tax returns and the
                  payment of taxes.

                  (b) Whenever the Owner Trustee is (i) required by the terms of this Agreement to decide between alternative courses of action, or (ii) unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or any other agreement relating to the transactions contemplated hereby or thereby, or if such provision is ambiguous, the Owner Trustee shall request instructions in such form as shall be appropriate under the circumstances from the Transferor with respect to the interpretation of this Agreement or any other agreement related to the transactions contemplated hereby or by the Indenture, or from the Trustee with respect to the interpretation of the Indenture, as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee shall not be liable to any Person; PROVIDED, HOWEVER, that in the event the Owner Trustee does not receive such instructions within ten days of such request (or within such shorter reasonable period of time as may be specified in such request) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it shall deem to be in the best interests of the Transferor.

                  SECTION 8.06. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Transferred Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer is a party, except as expressly provided by the terms of this Agreement or the Indenture, and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. Without limiting the generality of the foregoing, in no event shall the Owner Trustee have any responsibility to perform any of the duties of the Trustee under the Indenture.

                  SECTION 8.07. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not deal with any part of the Transferred Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, or (ii) in accordance with instructions delivered to the Owner Trustee pursuant to Section
8.05 hereof.

                  SECTION 8.08. RESTRICTIONS ON ACTION. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes set forth in
Section 2.03 hereof, (b) that would result in the Issuer being treated as an association taxable as a corporation for federal income tax purposes, (c) if the Owner Trustee has been notified that such action would cause any of the Rating Agencies to downgrade its rating of any class of the Notes or (d) to cause or to consent to the filing of a petition in bankruptcy against the Issuer for any reason until at least 367 days after payment in full of all the Notes, and the Transferor shall not direct the Owner Trustee to take any such action. The Owner Trustee shall be under no obligation to exercise any of its rights or powers vested in it hereunder if the Bank reasonably concludes that the security and indemnity provided for in Article X of this Agreement is not, at such time, adequate to cover all reasonable liabilities, fees, costs, expenses (including outside attorneys' fees) and related charges which are likely to be incurred in connection with the taking of such action; PROVIDED, HOWEVER, that the decision of the Owner Trustee to refrain from taking any such action shall not be construed to relieve the Issuer of any of its obligations under the Notes.

                  SECTION 8.09. NO IMPAIRING INTERESTS OR VALUE. The Bank, in its individual capacity, and the Owner Trustee shall take no action which could impair the interests of the Issuer or the Noteholders in any of the Trust Property or impair the value of any of the Trust Property. In furtherance but not in limitation of the foregoing, the Bank agrees that it will not create, incur, assume or suffer to exist any Lien attributable to it in its individual capacity upon any of the Trust Property. The Bank agrees that it will, at its personal cost and expense, and not at the cost and expense of the Trust Property, the Issuer or any other Person, promptly take such action as may be necessary to promptly and duly discharge any Lien attributable to it in its individual capacity and unrelated to the performance of its duties under this Agreement and the Indenture, and the transactions contemplated hereby. If the Bank or the Owner Trustee fails to promptly discharge any such Lien, then the Trustee or the Transferor may discharge such Lien and apply the amounts payable to the Owner Trustee pursuant to Article X towards reimbursement of such expenditure.

                                   ARTICLE IX

                          CONCERNING THE OWNER TRUSTEE

                  SECTION 9.01. ACCEPTANCE OF TRUSTS AND DUTIES. (a) The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting an asset of the Issuer in accordance with the terms of this Agreement. The Owner Trustee shall not be liable to any Person under any circumstances, except (i) as specifically set forth in Section 8.09 hereof, (ii) for damages resulting from the breach of any of the representations and warranties set forth in Section 3.19 hereof, (iii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by, the Owner Trustee in connection with any of the transactions contemplated by this Agreement or (iv) for its own willful misconduct, bad faith or gross negligence.

                  (b)     In particular, but not by way of limitation:

                          (i) the Owner Trustee shall not be liable for any
                  error of judgment made in good faith by an authorized officer of the Owner Trustee, other than any error of judgment involving willful misconduct, bad faith or gross negligence by such officer.

                          (ii) except as set forth in Sections 8.09 and 9.01(a)
                  hereof, the Owner Trustee shall not be required to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it (the unsecured indemnity of an institutional Noteholder being deemed satisfactory for such purpose) PROVIDED, HOWEVER, that nothing contained herein shall relieve the Owner Trustee of the obligation to exercise its duties under this Agreement;

                          (iii) under no circumstance shall the Owner Trustee be
                  personally liable for any representation, warranty, covenant, agreement or indebtedness of the Issuer under this Agreement or the Indenture or any other document contemplated hereby or thereby;

                          (iv) the Owner Trustee shall not be personally
                  responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor, or for the form, character, genuineness, sufficiency, value or validity of the Transferred Property; and

                          (v) notwithstanding anything contained herein or in
                  any document contemplated hereby, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (A) require the consent or approval or authorization or order of or the giving of notice to, or the registration with any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, or (B) result in any fee, tax or other governmental charge becoming payable by the Bank under the laws of any jurisdiction or any political subdivisions other than the State of Delaware, or (C) subject the Bank or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware.

                  SECTION 9.02. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Transferor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder (other than documents originated by or otherwise furnished by the Transferor).

                  SECTION 9.03. RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall not be personally liable to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by an authorized officer of the Owner Trustee to be genuine and believed by an authorized officer of the Owner Trustee to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the President or any Vice President of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee against personal liability for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the Issuer hereunder and in the performance of its duties and obligations under this Agreement, the Owner Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and shall not be personally liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it, and shall not be personally liable for anything done, suffered or omitted in good faith by it as the Owner Trustee in accordance with the advice or opinion of any such counsel, accountants or other skilled professionals.

                  SECTION 9.04. NOT ACTING IN INDIVIDUAL CAPACITY. Except as expressly provided in Sections 3.19, 8.09 or 9.01 hereof, in accepting the trusts hereby created hereunder the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and no Person having any claim against the Issuer by reason of the transactions contemplated by this Agreement or the Indenture shall look to the Owner Trustee for payment or satisfaction thereof.

                  SECTION 9.05. NO REPRESENTATIONS OR WARRANTIES AS TO CERTAIN MATTERS. THE BANK DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, QUALITY, WORKMANSHIP, DESIGN,

OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE EQUIPMENT (OR ANY PART THEREOF), COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE, CONDITION, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT OR OTHER DEFECTS WHETHER OR NOT DISCERNIBLE OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE EQUIPMENT (OR ANY PART THEREOF), except that the Bank represents and warrants to the Transferor, the Trustee and the Noteholders, that, on the Closing Date or Substitution Date, as the case may be, the Owner Trustee shall have received whatever right, title and interest as was conveyed to it by the Transferor; or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Transaction Document, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such statement is expressly made as a representation or warranty by the Bank or the Owner Trustee.

                                    ARTICLE X

                COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

                  SECTION 10.01. FEES AND EXPENSES OF OWNER TRUSTEE. (a) The Owner Trustee and the Transferor by separate agreement shall fix and arrange for payment of reasonable compensation to the Owner Trustee for all services rendered by it hereunder and the Owner Trustee shall continue to serve regardless of any failure to pay such compensation until a successor is appointed and qualified.

                  (b) In addition, the Owner Trustee shall be reimbursed under such separate agreement for all reasonable out-of-pocket expenses, disbursements and advances incurred by the Owner Trustee in accordance with any of the provisions of this Agreement, including the reasonable compensation, reasonable expenses and reasonable disbursements of its counsel and of all Persons not in its employ; PROVIDED, HOWEVER, that the Owner Trustee shall not be entitled to reimbursement for (i) any such amounts resulting from, or arising as a result of, the gross negligence, bad faith or willful misconduct of the Owner Trustee or (ii) any amounts for which the Owner Trustee shall have liability as set forth in Section 9.01 hereof.

                  SECTION 10.02.   RESERVED.

                  SECTION 10.03. INDEMNIFICATION. The Owner Trustee and its directors, officers, employees, attorneys and agents, and their respective successors and assigns (each being an "Indemnified Party") shall be entitled to be indemnified by the Transferor from and against any and all liabilities, including, without limitation, any damages, penalties, taxes (other than any income taxes on fees or other compensation received by the Owner Trustee), claims (including, without limitation, claims involving strict liability in tort), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Party in any way relating to this Agreement, the Trust Property, any of the transactions contemplated in this Agreement or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the Trust Property or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Property or the action or inaction of the Owner Trustee under this Agreement, except only that no indemnification shall be made for liabilities arising or resulting in any of the circumstances described in the last sentence of Section 11.01(a). The indemnities contained in this Section 12.03 shall survive the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 12.03, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

                                   ARTICLE XI

                              TERMINATION OF TRUST

                  SECTION 11.01. TERMINATION OF TRUST. (a) The trust created by this Agreement shall wind up, dissolve and terminate and this Agreement shall terminate and be of no further force or effect, and the remaining trust assets shall revert to the Transferor upon the earlier of (i) the date on which the Indenture shall have been terminated in accordance with the provisions thereof and (ii) 21 years less one day after the death of the survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, the late ambassador of the United States to the Court of St.
James.

                  (b) The Transferor shall not be entitled to revoke the trust established hereunder prior to the date of its termination pursuant to the
Section 11.01.

                  (c) Upon the winding up of the trust and its termination as aforesaid, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Trust
Statute.

                  (d) Upon the winding up of the trust and its termination as aforesaid, the obligations of the Servicer, the Transferor and the Owner Trustee under this agreement will terminate.

                  SECTION 11.02. NATURE OF INTEREST IN TRANSFERRED PROPERTY. The Transferor shall not have legal title to any part of the Transferred Property or any other assets of the Issuer. The Transferor shall only be entitled to receive distributions with respect to its beneficial interest therein pursuant to this
Article XI and Section 303 of the Indenture.

                                   ARTICLE XII

                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

                  SECTION 12.01. RESIGNATION, DISCHARGE OR REMOVAL OF AN OWNER TRUSTEE; SUCCESSOR. (a) The Owner Trustee may resign and be discharged of its obligations under this Agreement by executing an instrument in writing and mailing a copy to the Transferor and to the Trustee not less than 30 days before the date specified in such instrument when such resignation is to take effect. Upon receiving such notice of resignation, the Transferor shall, subject to the approval of the Trustee, acting at the direction of the Majority of Holders, use its best efforts promptly to appoint a successor Owner Trustee in the manner and meeting the qualifications hereinafter provided in this Section 12.01 hereof by written instrument or instruments delivered to such resigning Owner Trustee and the successor Owner Trustee, such approval to be deemed given by the Trustee and the holders of Notes evidencing not less than 662/3% in aggregate outstanding principal amount of such Notes (the "SUPERMAJORITY HOLDERS") if the Trustee has not otherwise informed the Transferor in writing within five Business Days after the date on which the Trustee's approval is sought. In addition, Supermajority Holders may remove the Owner Trustee for any reason and appoint a successor Owner Trustee by written instrument or instruments delivered to the Owner Trustee being removed, the Transferor and the successor Owner Trustee. In any event, any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to this Section 12.01 shall become effective only upon acceptance of the appointment by the successor Owner Trustee and the resigning Owner Trustee shall continue to serve until such acceptance or until the court appoints a successor Owner Trustee pursuant to Section 12.01(b) hereof. The Transferor will give notice of each resignation and each removal of the Owner Trustee and each appointment of a successor Owner Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Noteholders, as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Owner Trustee and the address of its principal corporate trust office.

                  (b) In case at any time an Owner Trustee shall resign or be removed and no successor Owner Trustee shall have been appointed within 30 days after notice of such resignation or removal has been filed and mailed as required by Section 12.01 hereof, the resigning or removed Owner Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Owner Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Owner Trustee.

                  (c) Any successor Owner Trustee appointed hereunder shall promptly execute and deliver to the Transferor, the resigning or removed Owner Trustee, and the Trustee an instrument accepting such appointment hereunder, and the substitute or successor Owner Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named an Owner Trustee herein and shall be bound by all the terms and conditions of this Agreement and the Transferred Property. Upon the request of the Transferor or the successor Owner Trustee, the resigning or removed Owner Trustee shall execute and deliver an instrument transferring to the successor Owner Trustee all the rights and powers of the resigning or removed Owner Trustee; and the resigning or removed Owner Trustee shall transfer, deliver and pay over to the successor Owner Trustee all of the Transferred Property at the time held by it, if any, together with all necessary or appropriate instruments of transfer and assignment and other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Owner Trustee in the administration hereof as may be requested by the successor Owner Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.

                  (d) Any Person into which the Owner Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the Owner Trustee's corporate trust business, shall be a successor Owner Trustee under this Agreement without the execution, delivery or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary herein, or in any agreement relating to such merger or consolidation, by which the predecessor Person may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation. Notice of any such merger or consolidation shall be promptly given to the Rating Agencies.

                  (e) Upon the happening of any of the events described in subparagraphs (a) through (d) of this Section 12.01, the successor Owner Trustee shall (x) cause an amendment to the Certificate of Trust to be filed with the Secretary of State of the State of Delaware indicating the change with respect to the Owner Trustee's identity and (y) promptly notify the Trustee, the Servicer and the Rating Agencies of its appointment.

                  SECTION 12.02. APPOINTMENT OF ADDITIONAL OWNER TRUSTEES. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Transferred Property may at the time be located, or the Transferor shall be advised by counsel satisfactory to it that it is necessary or prudent to do so, the Owner Trustee shall, as directed by the Transferor pursuant to Section 8.06 hereof, appoint one or more individuals or corporations either to act as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Transferred Property or to act as separate Trustee or separate trustees of all or any part of the Transferred Property and to vest in such Person or Persons, in such capacity, such title to the Transferred Property or any part thereof, and such rights, powers, duties, trusts or obligations as may be necessary for the Owner Trustee to perform hereunder, subject to the remaining provisions of this Section 12.02.

                  (b) Unless otherwise provided in the instrument appointing such co-trustee or separate trustee, every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms:

                          (i) all rights, powers, trusts, duties and obligations
                  conferred by this Agreement upon the Owner Trustee in respect of the custody or control of moneys, papers, securities and other personal property shall be exercised solely by the Owner Trustee;

                          (ii) all rights, powers, trusts, duties and
                  obligations conferred or imposed by this Agreement upon the trustees shall be conferred or imposed upon and exercised or performed by the Owner Trustee, or by the Owner Trustee and such co-trustee or co-trustees, or separate trustee and separate trustees jointly, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees;

                          (iii) any request in writing by the Owner Trustee to
                  any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

                          (iv) any co-trustee or separate trustee to the extent
                  permitted by law may delegate to the Owner Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

                          (v) the Owner Trustee at any time, by an instrument in
                  writing may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 12.02. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this
                  Section 12.02.

                          (vi) neither the Owner Trustee nor any co-trustee or
                  separate trustee appointed hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder selected by it with reasonable care;

                          (vii) any demand, request, direction, appointment,
                  removal, notice, consent, waiver or other action in writing executed by the Transferor and delivered to the Owner Trustee shall be deemed to also have been delivered to each such co-trustee or separate trustee; and

                          (viii) any moneys, papers, securities or other items
                  of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Owner Trustee to be held pursuant to the terms hereof.

                  (c) Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it shall be vested with the estates or property specified in the instrument of appointment, subject to all the terms hereof. Every such acceptance shall be filed with the Owner Trustee .

                  (d) In case any co-trustee or separate trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights and trusts shall, so far as permitted by law, vest in and be exercised by the Owner Trustee.

                  SECTION 12.03. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a national banking association or a banking corporation approved by the Trustee, acting at the direction of the Majority of Holders (such approval to be deemed given if the Trustee has not otherwise informed the Transferor in writing within five Business Days after the date on which the Trustee's approval is sought), authorized to exercise corporate trust powers and which maintains its principal place of business in the State of Delaware such that it satisfies the requirements of Section 3807 of the Trust Statute.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  SECTION 13.01. AMENDMENT. (a) This Agreement may be amended from time to time by the Owner Trustee and the Transferor with the consent of the Rating Agencies (but without the consent of the Trustee or any of the Noteholders), to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provisions herein, or to add or amend any other provisions with respect to matters or questions arising under this Agreement; PROVIDED, HOWEVER, that such action shall not (i) alter the provisions of Section 5.02 hereof or (ii) adversely affect in any material respect the interests of the Trustee or the Noteholders, unless so consented to by each entity so affected.

                  (b) This Agreement may also be amended from time to time by the Owner Trustee and the Transferor, with the consent of the Rating Agencies and the Majority of Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or payments that are required to be made on any Note without the consent of the Holder of such Note, (b) reduce the aforesaid percentage required to consent to any such amendment, (c) adversely affect in any material respect the interests of the Trustee or any Noteholder without, in each instance, the consent of each entity so affected or (d) alter the provisions of Section 5.02.

                  (c) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under
Section 13.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (d) Prior to the execution of any such amendment to this Agreement proposed in accordance with paragraph 13.01(b), the Owner Trustee shall deliver a copy of the proposed amendment to the Transferor, the Rating Agencies and the Trustee.

                  (e) In executing any amendment to this Agreement pursuant to this Section 13.01, the Owner Trustee shall be entitled to receive (i) an Officer's Certificate of the Transferor stating that all conditions precedent for entering into such amendment as set forth in this Agreement have been met, and (ii) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any amendment which adversely affects the Owner Trustee's own rights, duties, protections, or immunities under this Agreement.

                  SECTION 13.02. COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 13.03. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Delaware, without regard to the conflicts of laws provisions of such state.

                  SECTION 13.04. NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, or delivered by courier, or delivered by facsimile to a facsimile and telephone number provided by the relevant Person in writing, with subsequent telephone confirmation of the receipt thereof, and shall be deemed to have been duly given upon receipt (a) in the case of the Trustee, at the following address: 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance, Facsimile: (612) 244-0089, (b) in the case of the Servicer, at the following address: 500 Hyde Park, Doylestown, Pennsylvania 18901, Attention: Securitization Manager, Facsimile: (215) 230-5328, (c) in the case of the Issuer, in care of the Owner Trustee at the address set forth in clause (e) below, with a copy to the Servicer at the address set forth in clause (b) above, (d) in the case of the Transferor at the following address: 500 Hyde Park, Doylestown, Pennsylvania 18901, Attention:
Securitization Manager, Facsimile: (215) 230-5328, (e) in the case of Owner Trustee, at the following address: Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration, Facsimile: (302) 651-8882, (f) in the case of the Rating Agencies, to the following addresses: Duff & Phelps Credit Rating Co., 55 East Monroe St., Chicago, Illinois 60603, Attention: Asset Backed Monitoring Group, Facsimile: (312) 263-2852; Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Ms. Wendy Geneen Cohn, Facsimile:
(212) 480-4438; and Moody's Investors Service, Inc., 99 Church Street, 4th Fl., New York, New York 10007, Attention: ABS Monitoring Department, Facsimile: (212) 553-3856, or at other such respective address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

                  SECTION 13.05. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  SECTION 13.06. ASSIGNMENT. The obligations of the Transferor under this Agreement may not be delegated by it without the prior written consent of the Owner Trustee and the Trustee. The rights of the Owner Trustee under this Agreement may be assigned by it to the Trustee pursuant to the Indenture.

                  SECTION 13.07. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the Transferor and the Owner Trustee and their respective successors and permitted assigns (including the Trustee and the Noteholders), subject, however, to the limitations contained in this Agreement.

                  SECTION 13.08. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the contribution of the Transferred Property and shall continue in full force and effect until all principal and interest on the Notes shall have been paid in full or otherwise discharged.

                  SECTION 13.09. CAPTIONS. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                  SECTION 13.10. EXHIBITS. The exhibits and schedule to this Agreement are hereby incorporated herein and made a part hereof and are an integral part of this Agreement.

                  SECTION 13.11. INTEGRATION. This Agreement contains the entire understanding and agreement among the Transferor and the Owner Trustee with respect to the subject matter hereof and supersede any prior or contemporaneous understandings, agreements, covenants, statements, representations or warranties, if any, with regard to the subject matter hereof.

                  SECTION 13.12. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections". "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  SECTION 13.13. THIRD PARTY BENEFICIARIES. The Transferor and the Owner Trustee hereby agree that each of the Contributor and the Trustee shall be third party beneficiaries with respect to the rights, duties and obligations of the various parties to this Agreement.

                  SECTION 13.14. CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, EACH OF THE ISSUER AND THE TRANSFEROR HEREBY AGREED TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITH THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

                  SECTION 13.15. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE OWNER TRUSTEE AND THE TRANSFEROR WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  SECTION 13.16. COSTS AND EXPENSES. The Transferor will pay all reasonable expenses incident to the performance of its obligations under this Agreement and the Indenture and the Transferor agrees to pay all reasonable out-of-pocket costs and expenses of the Owner Trustee, including fees and expenses of counsel, in connection with the enforcement of any obligation of the Transferor hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                        DVI RECEIVABLES CORP.,
                                          as Transferor

                                        By: /s/ Lisa J. Cruikshank
                                            ------------------------------------

                                        Name:   Lisa J. Cruikshank

                                        Title:  Vice President



                                        WILMINGTON TRUST COMPANY, as
                                        the Bank and as Owner Trustee of the
                                        Issuer

                                        By: /s/ Debra Eberly
                                            ------------------------------------

                                        Name:   Debra Eberly

                                        Title:  Administrative Account Manager



ACKNOWLEDGED AND AGREED,
as to Article VI hereof:

DVI FINANCIAL SERVICES INC.,
as Servicer

By: /s/ Lisa J. Cruikshank
   ------------------------------------

Name:   Lisa J. Cruikshank

Title:  Vice President

                                    EXHIBIT A

                        SUBSEQUENT CONTRACT TRANSFER FORM


                                                                          [DATE]


                  DVI Receivables Corp. (the "TRANSFEROR") and DVI Business Trust 1998-2 ("the Issuer"), pursuant to the Pooling and Trust Agreement, dated as of December 1, 1998 (the "POOLING AND TRUST AGREEMENT"), hereby confirm their understanding with respect to the contribution, assignment and transfer by the Transferor to the Issuer of those Contracts listed on the Schedule 1 attached hereto (the "CONTRACTS"), together with an assignment of or the grant of a security interest in all of the Transferor's right, title and interest in and to the related Equipment and other related property described herein.

                  CONVEYANCE OF CONTRACTS. The Transferor hereby transfers to the Issuer all of the Transferor's right, title and interest in, to, and under the Contracts listed on Schedule 1 hereto (the "Substitute Contracts") including, without limitation, its interests in the proceeds of such Substitute Contracts, the right to receive all amounts due or to become due thereunder after __________ (the "CUT-OFF DATE") together with all items of Transferred Property related thereto.

                  The Transferor hereby confirms that:

                  (1) On or prior to the date hereof (the "SUBSEQUENT CONTRACT TRANSFER DATE"), the Contributor shall have deposited in the Collection Account all collections in respect of the Substitute Contracts that were due on or after the Cut-off Date;

                  (2) Each representation and warranty of the Transferor under the Contribution and Servicing Agreement and the Pooling and Trust Agreement is true and correct as of the date hereof, the Transferor was not insolvent nor will it be made insolvent by the transfer contemplated herein nor is it aware of any pending insolvency and the Transferor is not in breach of any covenant under any Transaction Document to which it is a party with respect to such Substitute Contract;

                  (3) Each Substitute Contract contributed pursuant hereto is an Eligible Contract;

                  (4) On or prior to the Subsequent Contract Transfer Date, the Transferor shall have delivered to the Trustee the sole original, manually executed counterpart of each Substitute Contract;

                  (5) The sum of the Discounted Contract Balances as of the Cut-off Date of the Substitute Contracts listed on Schedule 1 attached hereto is $__________ (calculated using a Discount Rate of _____%);

                  (6) The Commitment Period has not terminated as of the date hereof;

                  (7) When the Substitute Contracts are added to the Transferred Property, all representations and warranties of the Transferor in the Pooling and Trust Agreement will be true and correct as of the date hereof unless any breach of such representations and warranties resulting from the inclusion of such Substitute Contract shall have been waived in advance by Noteholders evidencing more than 50% of the Voting Rights; and

                  (8) The Contributor has delivered to the Trustee (i) amendments to, or executed originals of, the UCC financing statements referred to in Section 1.01(d) of the Contribution and Servicing Agreement reflecting the addition of the Substitute Contract(s) and (ii) an amendment to the Contract Schedule.

                  All terms and conditions of the Pooling and Trust Agreement with respect to the Transferor and the Substitute Contracts have been complied with and are hereby ratified, confirmed and incorporated herein, PROVIDED that in the event of any conflict, the provisions of this Subsequent Contract Transfer Form shall control over the conflicting provisions of the Contribution and Servicing Agreement.

                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Pooling and Trust Agreement.

                                     DVI RECEIVABLES CORP.

                                     By:_____________________________
                                     Name:
                                     Title:


                                     DVI BUSINESS TRUST 1998-2

                                     By: Wilmington Trust Company, not in its
                                     individual capacity but solely as Owner
                                     Trustee

                                     By:_____________________________
                                     Name:
                                     Title:

                                    EXHIBIT B

                          FORM OF OFFICER'S CERTIFICATE
                          -----------------------------


                  The undersigned certifies that the undersigned duly authorized officer of DVI Receivables Corp. (the "TRANSFEROR"), and that, as such the undersigned is authorized to execute and deliver this certificate on behalf of the Transferor, and further certifies pursuant to Section 7.02 of the Pooling and Trust Agreement (the "AGREEMENT") dated as of December 1, 1998 between the Transferor and Wilmington Trust Company as Owner Trustee for DVI Business Trust 1998-2 (the "ISSUER"), that to his or her knowledge, the Transferor's contribution to the Issuer of those Substitute Contracts listed in Schedule 1 attached hereto, together with all of the Transferor's right, title and interest in and to the related Contracts and the related Transferred Property, is in compliance with Section 7 of the Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

                                     DVI RECEIVABLES CORP.

                                     By:_____________________________
                                     Name:
                                     Title:

                                    EXHIBIT C
                         FORM OF RE-ASSIGNMENT BY ISSUER
                         PURSUANT TO SECTION 7.01 OF THE
                           POOLING AND TRUST AGREEMENT


                  DVI Business Trust 1998-2 (the "Issuer") pursuant to the Pooling and Trust Agreement, dated as of December 1, 1998, between DVI Receivables Corp. (the "Transferor") and Wilmington Trust Company as owner trustee (the "Owner Trustee"), does hereby sell, transfer, assign, deliver and otherwise convey to the Transferor, without recourse, representation or warranty, all of the Issuer's right, title and interest in and to all of the Predecessor Contracts listed on Schedule A hereto and all security and documents relating thereto.

                  IN WITNESS WHEREOF, I have hereunto set my hand this ______ day of ___________.

                                     DVI BUSINESS TRUST 1998-2

                                     By: Wilmington Trust Company, not in its
                                     individual capacity but solely as Owner
                                     Trustee


                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________



                                       C-1